Exhibit 24

STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNATORY

June 7, 2006

                    Each of the entities listed on SCHEDULE A attached hereto (each a “Reporting Entity”) and each party listed on SCHEDULE B attached hereto (each a “Reporting Individual”; together with the Reporting Entities, the “Reporting Persons”) hereby authorizes and designates Three Arch Management IV, L.L.C. (the “Designated Filer”), to prepare and file on behalf of such Reporting Person individually, or jointly together with other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission or with any regulatory body, including United States federal, state and self-regulatory bodies, with respect to the Reporting Person’s ownership of, or transactions in, the securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the “Reports”).

                    Each Reporting Person hereby further authorizes and designates Barclay Nicholson (the “Authorized Signatory”) to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of a Designated Filer or such Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

                    The authority of the Designated Filer and Authorized Signatory under this document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person’s ownership of, or transactions in, securities, unless earlier revoked in writing.  Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person’s responsibilities to comply with any United States federal or state law or with any regulations promulgated thereto.

SCHEDULE A

Three Arch Partners IV, L.P.

Three Arch Associates IV, L.P.

Three Arch Management IV, L.L.C.

Three Arch Capital, L.P.

TAC Associates, L.P.

TAC Management, L.L.C.

SCHEDULE B

Mark A. Wan

Wilfred E. Jaeger

Barclay Nicholson

                    In Witness Whereof, the undersigned have caused this Statement Appointing Designated Filer and Authorized Signatory to be effective as of June 7, 2006.

Reporting Persons:

June 7, 2006	/s/ Mark A. Wan
Mark A. Wan

June 7, 2006	/s/ Wilfred E. Jaeger
Wilfred E. Jaeger

June 7, 2006	/s/ Barclay Nicholson
Barclay Nicholson

June 7, 2006	Three Arch Partners IV, L.P.

By: Three Arch Management IV, L.L.C
Its General Partner

/s/ Barclay Nicholson
Barclay Nicholson, Managing Member

June 7, 2006	Three Arch Associates IV, L.P.

By: Three Arch Management IV, L.L.C
Its General Partner

/s/ Barclay Nicholson
Barclay Nicholson, Managing Member

June 7, 2006	Three Arch Management IV, L.L.C

/s/ Barclay Nicholson
Barclay Nicholson, Managing Member

June 7, 2006	Three Arch Capital, L.P.

By: TAC Management, L.L.C.
Its General Partner

/s/ Barclay Nicholson
Barclay Nicholson, Managing Member

June 7, 2006	TAC Associates, L.P.

By: TAC Management, L.L.C.
Its General Partner

/s/ Barclay Nicholson
Barclay Nicholson, Managing Member

June 7, 2006	TAC Management, L.L.C.

/s/ Barclay Nicholson
Barclay Nicholson, Managing Member